                             DECEMBER 1999 AMENDMENT
                                     TO THE
                           BROOKTROUT TECHNOLOGY, INC.
                            1992 STOCK INCENTIVE PLAN


       The Brooktrout Technology, Inc. 1992 Stock Incentive Plan, as amended (the "Plan"), is hereby further amended as follows:


1. Section 1 is hereby amended by deleting the definition of "Disinterested Person" in its entirety.


2. Section 1 is hereby further amended by deleting the definition of "ERISA" in its entirety.


3. Section 2(a) is hereby amended by deleting the last sentence thereof in its entirety.


4. Section 3(c) is hereby amended by adding the following sentence at the end thereof:

       "Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a)."


5. Section 5(a)(iv)(B) is hereby deleted in its entirety and the following substituted therefor:

                                    "(B)    Through the delivery (or attestation
       to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that have been beneficially owned by the optionee for at least six months and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;"


6. Section 5(a)(iv)(C) is hereby amended by deleting the sentence "Payment instruments will be received subject to collection." in its entirety, and deleting the period at the end of the first sentence and substituting therefor a semicolon followed by the word "or."


7. Section 5(a)(iv) is hereby further amended by adding the following subsection (D) immediately following subsection (C):

                                    "(D)    By the optionee delivering to the
       Company a promissory note if the Board has expressly authorized the loan of funds to the optionee for the purpose of enabling or assisting the optionee to effect the exercise of his Stock Option; provided that at least so much of the exercise price as represents the par value of the Stock shall be paid other than with a promissory note."


8. Section 5(a)(iv) is hereby further amended by adding the following sentence at the beginning of the last paragraph thereof:

       "Payment instruments will be received subject to limitation."


9. Section 5(a)(iv) is hereby further amended by adding the following sentence at the end of the last paragraph thereof:

       "In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of shares attested to."


10. Section 5(a)(v) is hereby amended by deleting the period at the end thereof and substituting therefor the following:

       ", or by the optionee's legal representative or guardian in the event of the optionee's incapacity. Notwithstanding the foregoing, the Committee, in its sole discretion, may provide in the Award agreement regarding a given Option that the optionee may transfer his Non-Qualified Stock Options to members of his immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option."


11. Section 5(c)(iv) is hereby amended by deleting the last sentence thereof in its entirety.


12. Section 9(b) is hereby amended by deleting the phrase "such tax withholding obligation" appearing in the first sentence thereof and substituting therefor the following:

       "the minimum tax withholding obligation"

13. Section 9(b) is hereby further amended by deleting the phrase "the withholding amount due" appearing at the end of the first sentence thereof and substituting therefor the following:

       "the minimum withholding amount due"


14. Section 9(b) is hereby further amended by deleting the last sentence thereof, including subsections (A) through (D) thereof, in its entirety.


15. Section 13 is hereby amended by adding the following subsection (d) at the end thereof:

                           "(d)     PAYMENT BY PROMISSORY NOTE.  Any payment to
       be made by a participant in the Plan to the Company for any reason under the Plan may be satisfied by the delivery by such participant to the Company of a promissory note if the Board has expressly authorized the loan of funds to the participant for such purpose; provided that to the extent any such payment represents the par value of Stock, such amount shall be paid other than with a promissory note."


16. Section 15 is hereby amended by deleting said Section 15 in its entirety and substituting therefor the following:

       "Section 15       GOVERNING LAW.

                  This Plan and all Awards and actions thereunder shall be

       governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, applied without regard to conflict of law principles."


17. Except as so amended, the Plan in all other respects, is hereby confirmed.


       IN WITNESS WHEREOF, this December 1999 Amendment is effective as of this ___ day of December, 1999.

                                        BROOKTROUT TECHNOLOGY, INC.


                                        By:
                                             ---------------------------


                                       3